Exhibit 3.3

Certificate of the Designations, Powers,
Preferences and Rights
of the
Series A Convertible Preferred Stock
(par value $.0001 per share)

of

SOUTHPEAK INTERACTIVE CORPORATION

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

SouthPeak Interactive Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), by its President,

DOES HEREBY CERTIFY:

FIRST: That, pursuant to authority expressly vested in the Corporation’s Board of Directors (the “Board of Directors”) by the provisions of its Certificate of Incorporation, the Board of Directors duly adopted by unanimous written consent, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, the following resolution providing for the designation of 15,000,000 shares of Series A Convertible Preferred Stock, $.0001 par value:

RESOLVED, that the Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, as amended, hereby authorizes the issuance from time to time of the Series A Preferred Stock of the Corporation and hereby fixes the designation, preferences, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Certificate of Incorporation, to be in their entirety as follows:

1. Designation. The Corporation hereby designates a series of Preferred Stock known as “Series A Preferred Stock,” par value $.0001 per share.

2. Authorized Number. The number of shares constituting the Series A Preferred Stock shall be 15,000,000 shares. The Board of Directors is authorized to increase or decrease the number of shares of Series A Preferred Stock prior or subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to $1.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalizations affecting such Series A Preferred Stock) of Series A Preferred Stock held by them plus all dividends unpaid on such shares up to the date of distribution of the assets of the Corporation. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be insufficient to permit the payment to such holders of Series A Preferred Stock of the full aforementioned preferential amount, then the entire assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be distributed ratably among the holders of Series A Preferred Stock and class or series of shares ranking on liquidation on a parity with the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) Upon a liquidation, dissolution or winding up of the Corporation, and after payment to the holders of Series A Preferred Stock of the amounts to which they are entitled pursuant to Section 3(a), all assets and funds of the Corporation that remain legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be distributed ratably among the holders of Common Stock in proportion to the number of shares of Common Stock held by them and based on the total number of shares of Common Stock outstanding.

(c) Solely for the purposes of this Section 3, unless otherwise determined by the vote of the holders of not less than two-thirds of the issued and outstanding shares of Series A Preferred Stock, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include: (i) the Corporation’s sale of all or substantially all of its assets, or (ii) any acquisition of the Corporation or a change in control of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any stock sale, merger, consolidation or other corporate reorganization, but excluding any merger effected primarily for the purpose of changing the domicile of the Corporation) that results in the transfer of more than fifty percent (50%) of the outstanding voting power of the Corporation.

(d) If any of the assets of the Corporation are to be distributed under this Section 3, or for any other purpose, in a form other than cash, the Board of Directors shall be empowered to, and shall promptly determine the value of the assets to be distributed to the holders of Series A Preferred Stock or Common Stock. This Corporation shall, upon receipt of such determination, give prompt written notice of the determination to each holder of shares of Series A Preferred Stock or Common Stock.

(e) In the event of any liquidation, dissolution or winding up of the Corporation, the Board of Directors shall promptly give written notice to each holder of shares of Series A Preferred Stock or Common Stock of such event, at least ten (10) business days prior to such liquidation, dissolution or winding up of the Corporation.

4.  Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows:

(a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such Series A Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price (as defined herein) of such share of Series A Preferred Stock by the applicable Conversion Price (the “Conversion Price”) at the time in effect for a share of such Series A Preferred Stock. The Original Issue Price per share of Series A Preferred Stock is $1.00. The Conversion Price per share of Series A Preferred Stock initially shall be the Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalizations affecting such Series A Preferred Stock).

(b) Automatic Conversion. Provided the shares of Common Stock underlying the shares of Series A Preferred Stock are then salable pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Act”), or such shares of Common Stock can be sold under Rule 144(k) promulgated under the Act, each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (for which no stop-order has been issued) covering the offer and sale of Common Stock to the public involving net proceeds to the Corporation of not less than $20,000,000 (a “Qualified Public Offering”), (ii) the consent of holders of not less than two-thirds of the then outstanding shares of Series A Preferred Stock, whether given at a meeting of the holders of the Series A Preferred Stock or by written consent in lieu thereof, or (iii) such date on which the volume weighted average price for the Common Stock for any consecutive 10-day period exceeds $2.00, as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalizations.

(c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price of such Series A Preferred Stock. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 4(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt by the Corporation or its transfer agent of both the Series A Preferred Stock certificate(s) to be converted and the written notice. In the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or the transfer agent for such Series A Preferred Stock; and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or the transfer agent for such Series A Preferred Stock as provided above, or the holder notifies the Corporation or the transfer agent for such Series A Preferred Stock that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. If the conversion is in connection with a public offering of securities described in Section 4(b), the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, and the conversion shall not be deemed to have occurred until immediately prior to the closing of such sale of securities.

(d) Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to this Section 4, the shares so converted shall be canceled and shall not be reissued by the Corporation.

(e) Adjustment of Conversion Price of Series A Preferred Stock. The Conversion Price of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(i) If, under circumstances not specifically enumerated in Sections 4(f), 4(g) or 4(i) hereof, the Corporation shall issue, after the Initial Series A Issuance Date (the first date on which shares of Series A Preferred Stock are issued is referred to herein as the “Initial Series A Issuance Date” (regardless of the actual issuance date of any shares of Series A Preferred Stock)), any Additional Stock (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price for Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Conversion Price then in effect, plus (b) the consideration, if any, received by the Corporation upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided that, for the purposes of this Section 4(e)(i), the number of shares of Common Stock outstanding immediately prior to and immediately after such issuance shall be calculated as if all outstanding shares of preferred stock of the Corporation and all other outstanding Common Stock equivalents had been fully converted into or exercised or exchanged for shares of Common Stock immediately prior to such issuance and any outstanding warrants had been fully exercised immediately prior to such issuance (and the convertible securities issuable on the exercise thereof fully converted into shares of Common Stock).

(ii) "Additional Stock" as used herein shall mean any shares of Common Stock issued (or deemed to have been issued) by the Corporation or Common Stock Equivalents after the date hereof other than Exempt Securities. As used herein, "Exempt Securities" shall mean:

(A) Common Stock issued or issuable at any time or in any event (or deemed to have been issued) upon conversion of Series A Preferred Stock;

(B) Common Stock issued or issuable at any time or in any event (or deemed to have been issued) to employees, advisors, consultants or outside directors of the Corporation directly or pursuant to the Corporation's stock option plans and restricted stock plans approved by the Board not to exceed an aggregate of 5,000,000 shares of Common Stock including all options issued or issuable under such plans in effect on the Initial Series A Issuance Date; provided, that the per share exercise price of any options so granted and the per share valuation of Common Stock issued directly or pursuant to any such restricted stock plans after the Initial Series A Issuance Date shall not be less than the fair market value per share on the date of grant or issuance;

(C) stock issued as a dividend or distribution on Series A Preferred Stock;

(D) shares of Common Stock issued in a Qualified Offering or in a public offering requested by stockholders of the Corporation pursuant to registration rights granted by the Corporation to such stockholders;

(E) shares of Common Stock or rights to purchase Common Stock issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

(F) shares issued upon conversion of the note which SouthPeak Interactive, L.L.C. issued to FI Investment Group, LLC (“FI”), provided that any additional shares resulting from the conversion of such note at a price less than the Conversion Price are either transferred to FI by other stockholders in the Corporation or contributed to the Corporation by such other stockholders; and

(G) stock issued in a transaction or series of transactions approved by the Required Series A Preferred Holders, voting separately as a class, and which the Required Series A Preferred Holders determine in writing to be Exempt Securities.

For purposes of this Section 4 in the event that Additional Stock is issued in a series of related transactions, such transactions shall be deemed to constitute a single issuance, in the aggregate amount of all such related transactions, taking place at the time of the first such transaction and at the lowest price per share of any of such transactions.

(iii) Except to the limited extent provided for in Section 4(e)(vii) hereof, no adjustment of such Conversion Price pursuant to this Section 4(e) shall have the effect of increasing the Conversion Price for Series A Preferred Stock above the Conversion Price for Series A Preferred Stock in effect immediately prior to such adjustment.

(iv) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in the good faith reasonable business judgment of the Board.

(v) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(e):

(A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability including, without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(e)(iv) hereof and this Section 4(e)(v)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential anti-dilution adjustments) for the Common Stock covered thereby.

(B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability including, without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential anti-dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(e)(iv) hereof and this Section 4(e)(v)).

(C) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities (excluding a change resulting solely from the anti-dilution provisions thereof if such change results from an event which gives rise to an anti-dilution adjustment under this Section 4(e)), the Conversion Price of Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities, provided that in no event shall the Conversion Price be increased by reason of any of the foregoing.

(D) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(e)(v)(A) and Section 4(e)(v)(B) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in Section 4(e)(v)(C) hereof, provided that in no event shall the Conversion Price be increased by reason of any of the foregoing.

(vi) In the event the Corporation should at any time or from time to time after the Initial Series A Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of such Series A Preferred Stock shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and issuable with respect to such Common Stock equivalents.

(vii) If the number of shares of Common Stock outstanding at any time after the Initial Series A Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each series shall be decreased in proportion to such decrease in outstanding shares.

(f) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(e) hereof to the holders of Common Stock, then, in each such case for the purpose of this Section 4(f), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(g) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4), provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price for Series A Preferred Stock then in effect and the number of shares issuable upon conversion of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(h) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against dilution or other impairment.

(i) If the Corporation should effect any capital reorganization or reclassification of its capital stock or cause to occur a Disposition Event (as defined below) while any shares of Series A Preferred Stock are outstanding in such a manner that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification or Disposition Event, lawful and adequate provision shall be made whereby each holder of Series A Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification or Disposition Event not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price of Series A Preferred Stock and the number of shares of Common Stock issuable upon conversion thereof) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such shares of Series A Preferred Stock. The Corporation shall not cause to occur a Disposition Event unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Corporation) resulting from such Disposition Event shall assume by written instrument executed and mailed or delivered to each holder of Series A Preferred Stock, the obligation to deliver to such holders of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder of Series A Preferred Stock may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of every provision of this Certificate to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder with respect to Series A Preferred Stock.

(j) (i) No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall make a cash payment equal to the fair market value of the Common Stock as of two business days prior to payment, as determined in good faith by the Board of Directors of the Corporation, multiplied by such fraction.

(ii) Upon the occurrence of each adjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a statement, signed by its chief financial officer setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment, (ii) the Conversion Price for such Series A Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Series A Preferred Stock. In the event of a dispute between a holder of Series A Preferred Stock and the Corporation regarding the Conversion Price as so adjusted, the Corporation shall obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Corporation (who may be the regular auditors of the Corporation) verifying or establishing the Conversion Price as adjusted and setting forth the computation of such adjustment and a brief statement of facts accounting for such adjustment, and will mail to such holder of Series A Preferred Stock a copy of such certificate from such firm of independent public accountants.

(k) In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, (ii) any Liquidation, or (iii) any Disposition Event, the Corporation shall mail to each holder of Series A Preferred Stock, at least ten (10) business days prior to the date specified therein, if any, or the taking of such action or of such event, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right and the date on which any such Liquidation or Disposition Event is expected to become effective.

(l) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued. All shares of Common Stock that may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the stock books of the Corporation.

For the purposes of this Section 4, “Disposition Event” shall mean (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets or capital stock of the Corporation to any other person or persons or (b) the merger or consolidation of the Corporation with and into another corporation or corporations as a result of which the holders of the capital stock of the Corporation immediately prior to such transaction own less than a majority of the outstanding shares of the surviving entity’s capital stock immediately after such transaction.

5. Voting Rights. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

*   *   *   *

SECOND: That such determination of the designation, preferences and the relative rights, and the qualifications, limitations or restrictions thereof, relating to the Series A Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended.

[Signature page follows]

IN WITNESS WHEREOF, SouthPeak Interactive Corporation has executed this Certificate of Designations, Powers, Preferences and Rights as of this 12th day of May, 2008.

SouthPeak Interactive Corporation,
a Delaware corporation

/s/ Andrea Jones
Name: Andrea Jones
Title: Secretary